Exhibit 6.2

CONTRAT D’EMPLOI intervenu à Montréal, ce 13 février 2006

ENTRE :

MILLENIA HOPE PHARMACEUTICALS INC., une corporation dûment constituée en vertu de la Loi sur les sociétés par actions, ayant son siège social au 500 boul. Cartier ouest, Laval, Québec H7V 5B7, ici représentée par Monsieur Léonard Stella, dûment autorisé à agir aux fins des présentes;

(ci-après, << Millenia >>);

ET :	JEAN ARCHAMBAULT, domicilié et résidant au 248, rue Saint-Raphaêl, Île-Bizard (Québec) H9E 1S2;

(ci-après,<< Archambault >>);

ATTENDU que Millenia désire retenir les services de Archambault et que Archambault désire assumer des fonctions au profit de Millenia, le tout conformément aux conditions stipulées dans le présent contrat;

ATTENDU que dans l’exercice de ses fonctions de Président & COO de Millenia en vertu des présentes, Archambault aura accès à des informations vitales et confidentielles étant la propriété ou la responsabilité de Millenia;

EN CONSÉQUENCE, en considération des modalités contenues aux présentes, les parties conviennent comme suit:

1.	INTERPRÉTATION

	1.1	Le préambule fait partie intégrante du présent contrat.

1.2

Pour les fins du présent contrat ou pour celles de tout avis ou autre communication requis en vertu des présentes, les mots et les expressions définis à l’Annexe A du présent contrat ont le sens qui y est prévu, à moins que le contexte ne dicte autrement.

1.3

Toute référence à un genre aux présentes comprend tous les genres et, sauf là où le sens l’indique, les mots référant au singulier référent également au pluriel, Les articles, paragraphes, sous paragraphes et autres subdivisions du présent contrat ainsi que les titres y apparaissant ne sont qu’indicatifs et ne peuvent être utilisés pour l’interpréter.

2.	DURÉE

2.1

Le présent contrat est conclu pour une période initiale de deux (2) annnées. Le présent contrat entrera en vigueur en date du 13 février 2006 pour se terminer en date du 12 février 2008. Il est bien entendu que Millenia sera autorisé à faire un communiqué de presse à cet effet. Le présent contrat sera renouvelé automatiquement pour des périodes additionelles de deux années à moins que l’une ou l’autre des parties aux présentes lui mette fin par un pré-avis écrit de quatre-vingt-dix (90) jours.

3.	EMPLOI, RESPONSABILITÉS ET FONCTIONS

3.1

Aux termes et conditions contenus dans le présent contrat, Millenia retient les services de Archambault, el Archambault s’engage envers Millenia à fournir ses services exclusifs à titre de Président & COO et à remplir toutes les fonctions qui pourront, de temps à autre, lui être assignées par Millenia.

3.2

Archambault s’engage à servir fidèlement et de facon diligente Millenia en consacrant tout son temps et ses efforts à remplir ses fonctions dans les meilleurs intérêts de Millenia. Archambault s’engage pendant toute la durée du contrat à se consacrer à temps plein aux affaires de Millenia.

4.	LOYAUTÉ

	4.1	Archambault agira avec diligence, loyauté et honnêteté, et il fera tous les efforts afin de promouvoir les intérêts légitimes de Millenia.

5.	RÉMUNÉRATION ET AUTRES AVANTAGES

5.1

Sous réserve des autres modalités et conditions des présentes, Archambault aura droit à un salaire annuel de base de 150,000$ durant la première année de ce contrat. Durant les six premiers mois de ce contrat, Archambault recevra soixante pourcent (60%) de ce salaire de base en versements bi-hebdomadaires égaux, ce qui représente un salaire annuel de 90,000$. Dès l’achèvement du sixième mois de ce contrat, Archambault recevra une somme globale égale à vingt pourcent (20%) du salaire de base de $150,000, pour cette période de 6 mois, et le vingt pourcent (20%) résiduel, pour cette période de 6 mois, lui sera payé sous la forme d’actions, soit provenant de Millenia Hope Pharmaceuticals Inc. ou de Millenia Hope Inc. Tel que convenu, ces actions seront au prix de base à mi-chemin de la période de 6 mois, soit 3 mois depuis le début de l’embauche. Ce salaire de base sera révisé à chaque date anniversaire du présent contrat. Cette révision tiendra compte de la façon dont Archambault a exécuté ses fonctions auprès de Millenia, de même que des niveaux de rémunération versés dans le marché au Canada pour des fonctions similaires à celles exécutées par Archambault.

5.2

En plus du salaire de base décrit au paragraphe 5.1 des présentes, Archambault sera éligible à un boni totalisant 20% de son salaire de base déterminé à la fin de chaque exercice financier en fonction du niveau d’atteinte par Archambault des objectifs fixés par Millenia au début de chaque exercice financier. Ce boni pourra être payable sous la forme d’actions de Millenia Hope Pharmaceuticals Inc. ou de Millenia Hope Inc.

5.3

Millenia payera à Archambault une allocation de 750$ par mois pour l’usage de son automobile et remboursera à Archambault les frais de fonctionnement de celle-ci (essence, assurances, entretien, réparations etc.).

5.4

Archambault bénéficiera, selon son statut, de tous les avantages sociaux accordés, de temps à autres, par Millenia à ses administrateurs, dirigeants ou cadres, en accord avec les conditions établies aux plans décrivant lesdits avantages sociaux.

5.5

Archambault aura droit, à chaque année, à cinq (5) semaines de vacances payées à compter du 1er mars 2006, qui pourront être cumulées et reportées d’une année à l’autre. Pour la deuxième année du présent contrat, Archambault aura le droit à six (6) semaines de vacances payées. Archambault aura le droit de répartir ses semaines de vacances à sa discrétion. Ces vacances seront prises au moment ou aux moments déterminés d’un commun accord entre Archambault et Millenia.

5.6

En plus de la rémunération prévue au paragraphe 5.1, Archambault sera éligible à recevoir des actions soit de Millenia Hope Pharmaceuticals Inc. ou de Millenia Hope Inc., lequelles lui seront offertes par Millenia dans les trois (3) mois dès la signature de la présente convention. Les actions seront mises à la disposition de Archambault ou de sa société de gestion selon les conditions décrites à ce paragraphe.

	5.7	Dès la signature du présent contrat, Archambault sera nommé administrateur et membre du Conseil d’administration de Millenia Hope Phármaceuticals Inc.

6.	DÉPENSES

6.1

Millenia convient de rembourser à Archambault, sur présentation de pièces justificatives, tous les frais et dépenses raisonnablement encourus par Archambault dans l’exercice de ses fonctions prévues aux présentes, le tout suivant la politique ou les directives de Millenia telles que modifiées de temps à autre à sa seule discrétion. Avant de faire de telles dépenses, Archambault s’engage en à aviser Millenia.

7.	RÉSILIATION DU CONTRAT

7.1

Millenia pourra résilier le présent contrat en tout temps, pour un motif sérieux, sur simple avis transmis à Archambault sans préavis de départ ni d’indemnité quelconque. Aux fins du présent contrat, l’expression « motif sérieux » signifie, outre le sens attribué ou qui pourra être attribué de temps à autre à cette expression par la jurisprudence :

- inconduite volontaire, fraude, détournement ou vol à l’égard de Millenia ou d’un tiers;

- commission d’un acte criminel à l’encontre de Millenia ou d’un tiers;

- tout geste, acte ou omission par Archambault qui constitue une négligence grossière ou une insouciance téméraire à l’égard des intérêts de Millenia; ou

- tout autre manquement, refus ou défaut important d’Archambault qui n’est pas corrigé par Archambault dans un délai de quinze (15) jours suivant la recéption d’un avis à cet effet.

7.2

Si, en tout temps pendant la durée du présent contrat, Archambault devient incapable au sens du Code civil du Québec d’exercer ses fonctions en vertu du présent contrat pour des raisons de santé ou d’incapacité physique ou mentale, pendant une période consécutive de six (6) mois ou une durée cumulative de douze (12) mois sur une période consécutive de 36 mois, Millenia pourra de plein droit résilier le présent contrat et devra alors verser à Archambault une indemnité de départ représentant un montant égal à trois (3) mois de salaire de base.

7.3

Pour toute raison autre que celles prévues aux paragraphes 7.1 et 7.2, Millenia pourra résilier le présent contrat en tout temps sans préavis de départ. Toutefois, Millenia sera alors tenu de verser à Archambault une indemnité de départ représentant un montant égal à douze (12) mois de salaire de base. Archambault reconnaît que les montants des indemnités prévus ci-devant constituent une indemnité de départ juste et suffisante.

8.	OBLIGATION DE CONFIDENTIALITÉ

8.1

Archambault reconnaît que dans le cadre de ses fonctions, il aura accès à certaines informations confidentielles relativement aux opérations et aux affaires de Millenia et que la communication de telles informations confidentielles peut porter un préjudice à Millenia. Par conséquent, Archambault s’engage et s’oblige pendant et pour une période de cinq (5) ans après la durée du présent contrat, à ne pas divulguer d’informations confidentielles concernant Millenia à quiconque, à moins d’avoir obtenu au préalable l’autorisation écrite de Millenia. De même, il s’engage pendant et après la durée du présent contrat, à ne pas utiliser à son bénéfice ou au bénéfice de toute autre personne, aucune information confidentielle.

8.2

Nonobstant toute disposition du présent contrat, Archambault pourra utiliser 1’Information confidentielle en relation avec 1’Utilisation autorisée, auquel cas Archambault devra en tout temps prendre toutes les mesures nécessaires, utiles ou désirables afin de prévenir la divulgation ou 1’utilisation non autorisée de 1’Information confidentielle. Dans cette perspective, Archambault devra faire signer à toute tierce partie 1’entente standardisée de confidentialité de Millenia.

8.3

Tout document, oeuvre ou travail composé, assemblé ou produit par Archambault contenant des Informations confidentielles (incluant mais sans limiter la portée générale de ce qui précède, des notes, des extraits, un texte ou des références à partir desquels la nature ou la substance des Informations confidentielles peut être implicitement ou autrement révélée) est réputé être de 1’Information confidentielle au sens du présent contrat et devra être traitée comme telle.

8.4

L’Information confidentielle et tous les documents ou ouvrages où elle est contenue (incluant toute reproduction sur quelque support que ce soit) demeurent la propriété exclusive de Millenia et devront lui être retournés à sa demande ou immédiatement après la fin du présent contrat.

8.5

Nonobstant toute disposition du présent contrat, rien dans le présent contrat ne doit empêcher la divulgation d’Information confidentielle si telle divulgation doit légalement être faite en réponse à la demande expresse d’un organisme gouvernemental ou est autrement requise par la loi, étant entendue cependant que, dans la mesure du possible, Archambault devra d’abord informer Millenia de ladite requête afin que celle-ci puisse s’y opposer en temps opportun si elle le juge à propos. Archambault devra coopérer avec Millenia si elle tente d’obtenir toute injonction ou autre recours ou remède à cet égard,

	8.6	Les obligations et restrictions prévues au présent article 8 s’appliquent pour toute la durée du présent contrat et pour une période de cinq (5) ans par la suite.

9.	DIVISIBILITÉ

9.1

Chaque disposition (article, paragraphe, sous paragraphe) des présentes forme un tout distinct de sorte que toute décision d’un tribunal ou d’une cour de justice à I’effet que 1’une ou I’autre des dispositions des présentes est nulle ou non exécutoire n’affecte aucunement la validité des autres dispositions de la présente ou leur caractère exécutoire.

10.	GÉNÉRALITÉS

10.1

Tout avis en vertu des présentes doit être par écrit et référer au présent contrat. À moins de dispositions expresses au contraire contenues au présent contrat, tout document à être transmis et tout avis à être donné selon la présente, peuvent lêtre de main à main, par télécopie ou par courrier, sous pli recommandé et affranchi, déposé dans une boîte postale ou dans un bureau de poste, adressé à son destinataire à l’adresse indiquée au préambule du présent contrat ou par la livraison d’un tel avis à cette adresse. Tout avis ou document donné ou transmis par courrier sera réputé livré et reçu lors de sa signification ou le cinquième (5e) jour ouvrable suivant sa mise à la poste, le cas échéant. En ce qui a trait aux avis ou documents transmis par télécopieur, ceux-ci seront réputés livrés et reçus le lendemain de la date d’envoi.

	10.2	Aucun amendement au présent contrat ne liera les parties sauf s’il est consigné par écrit et dûment signé par les parties.

10.3

Le fait qu’une partie au présent contrat n’ait pas insisté sur la pleine exécution de I’un quelconque des engagements contenus aux présentes ou n’ait pas toujours exercé I’un quelconque des droits y conférés, ne doit pas être considéré comme une renonciation pour l’avenir à un tel droit ou à tout autre droit ou à l’exécution de tel engagement.

	10.4	Le présent contrat sera régi et interprété selon les lois de la province de Québec et les lois du Canada qui y sont applicables.

EN FOI DE QUOI, LES PARTIES AUX PRÉSENTES ONT SIGNÉ LE PRÉSENT CONTRAT À MONTRÉAL, CE 13ième JOUR DE FÉVRIER 2006.

MILLENIA HOPE PHARMACEUTICALS INC.

Par:	Leonard Stella

Par:	Jean Archambault

Monteal, February 13th 2006

DR. BAHIGE M. BAROUDI
4450 Promenade Paton
Laval, Quebec H7W 5J7

Dear Dr. Baroudy,

We are pleased to confirm your employment beginning February 13th, 2006 at Millenia Hope Pharmaceuticals Inc. and Millenia Hope Inc. Your position will be as Chief Scientific Officer of Millenia Hope Pharmaceuticals Inc. and as acting President and Chief Science Officer of Millenia Hope Inc. As such, you will be reporting to your superior, Mr. Leonard Stella.

Your annual base salary will be 150,000.00$ payable every 2 weeks. All other work conditions, and benefit programs are those will be in place or that may be instituted by Millenia Hope Pharmaceuticals Inc. For the first six (6) months, you will receive a salary of 120,000.00$ and at the end of the said six (6) month period, you will receive a lump sum of 15,000.00$ and the remainder of the 15,000.00$ will be paid to you in shares of either Millenia Hope Inc. or/and Millenia Hope Pharmaceuticals Inc. You will be entitled to 3 weeks annual vacation as of July 2006. Starting in July 2007, you will be entitled to 4 weeks annual vacation.

The present letter of employment will only come into effect once you have signed in favor of Millenia Hope Pharmaceuticals Inc., an undertaking of the transfer of intellectual property and a confidentiality agreement.

Millenia Hope Pharmaceuticals Inc. can resilitate this Agreement at all times for a serious motive by notyfing yourself without any indemnity whatsoever. For the purposes of the present Agreement, the expression « serious motive » means, without limiting the generality of the foregoing and the definitions that may be attributed from time to time by the jurisprudence, the following :

a) voluntary misconduct, fraud or theft with respect to Millenia Hope Pharmaceuticals Inc. or to a third party; or

b) commission of a criminal act in regard to Millenia Hope Pharmaceuticals Inc. or to a third party; or

c) all acts, omissions on your behalf which would constitute gross negligence in regards to the interests of Millenia Hope Pharmaceuticals Inc.; or

d) all other acts or omission or important defaults on your behalf which will not be corrected within a fifteen (15) day delay following the reception of a written notice on this effect; or

e) insolvency or lack of funds for the operations of Millenia Hope Pharmaceuticals Inc.;

For all other reasons, Millenia Hope Pharmaceuticals Inc. may annul this Agreemant at all times. However, in this event, Millenia Hope Pharmaceuticals Inc. will be obliged to pay

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          you an indemnity of three (3) months of salary.

You recognize that the amount of the indemnity herein stipulated constitutes a just and sufficient indemnity.

Cordially yours,

Millenia Hope Pharmaceuticals Inc. Per: Leonard Stella, CEO

I understand and accept the conditions of employment hereinabove stipulated.

DR. BAHIGE M. BAROUDI The 13th day of February 2006

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Montréal, le 8 février 2006

M. ROBERT WILLIAMS
130, avenue de Breslay
Pointe-Claire, Québec

Cher Monsieur Williams,

Je suis heureux de confirmer votre engagement à compter du 13 février 2006 à titre d’emplo’yé à temps plein auprès de Millenia Hope Pharmaceuticals Inc. Jusqu’à nouvel ordre, M. Leonard Stella sera votre supérieur immédiat.

Vous serez rémunéré sur une base annuelle de 95,000.00$. Votre traitement sera payable aux deux semaines. Toute autre condition de travail, de même que les avantages sociaux auxquels vous aurez droit seront ceux en vigueur, de temps à autre, chez Millenia Hope Pharmaceuticals Inc. Vous aurez droit à 3 semaines de vacances annuelles à compter du mois de juillet 2006. À partir de juillet de 1’année 2007, vous aurez droit à 4 semaines de vacances annuelles auprés de votre employeur, Millenia Hope Pharmaceuticals Inc.

Tel que convenue verbalement et lors de notre rencontre en date du 24 Janvier 2006 et pour les premier six (6) mois de votre emploi auprès de Millenia Hope Pharmaceuticals Inc. vous recevrez soixante-dix pourcent (70%) de votre salaire de base. Dès 1’achevement du sixième mois de travail, vous recevrez en somme globale vingt pourvent (20%) de votre salaire de base et le réliquat du dix pourcent (10%) vous sera payée en forme d’ actions, soit provenant de Millenia Hope Pharmaceuticals Inc. ou de Millenia Hope Inc. Les actions tel que convenu auront comme prix de base la mi-chemin de la période de 6 mois, soit 3 mois dès le début de votre emploi. Après la période de 6 mois, votre salaire annuel sera de 95,000.00$.

Vous déclarez être en bonne santé et ne pas avoir omis de divulguer des renseignements sur votre état de santé qui auraient permis à Millenia Hope Inc. de constater que vous n’auriez pas la capacite de remplir vos fonctions. Vous acceptez de remplir tout questionnaire médical et de vous soumettre à toute évaluation médicale qui pourraient être demandés par Millenia Hope Pharmaceuticals Inc., à ses frais. La présente offre d’emploi est sujet à ce que les résultats dévoilés par ce questionnaire ou par cette évaluation soient à la satisfaction de Millenia Hope Pharmaceuticals Inc.

Vous vous abstiendrez de fumer dans les locaux de la compagnie.

La présente lettre d’engagement entrera en vigueur uniquement lorsque vous aurez signé, en faveur de Millenia Hope Pharmaceuticals Inc., un engagement de cession de droits de propriété intellectuelle et de confidentialité satisfaisant la compagnie.

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Millenia Hope Pharmaceuticals Inc. pourra résilier cette Entente en tout temps, pour un motif sérieux, sur simple avis qui vous serait alors transmis sans préavis de départ ni indemnité quelconque. Aux fins de la présente Entente, l’expression « motif sérieux » signifie, outre le sens attribué ou qui pourra être attribué de temps à autre à cette expression par la jurisprudence et non-limitativement à ce qui suit:

a) inconduite volontaire, fraude, dètournement ou vol à l’égard de Millenia Hope Pharmaceuticals Inc. ou d’un tiers;

b) commission d’un acte criminel à l’encontre de Millenia Hope Pharmaceuticals Inc. ou d’un tiers;

c) tout geste, acte ou omission de votre part qui constitue une négligence grossière ou une insouciance téméraire à l’égard des intérêts de Millenia Hope Pharmaceuticals Inc.; ou

d) tout autre manquement, refus ou défaut important de votre part que vous ne corrigerai pas dans un délai de quinze (15) jours suivant la réception d’un avis à cet effet.

e) insolvabilité ou manque dc fonds pour les opérations de Millenia Hope Pharmaceuticals Inc.;

Pour toute raison autre que ces dernières, (dont vous aurez droit à une indemnité prévue par la Loi) Millenia Hope Pharmaceuticals Inc. pourra résilier cette Entente en tout temps avec ou sans préavis de départ. Toutefois, Millenia Hope Pharmaceuticals Inc. sera alors tenu de vous verser une indemnité de depart représentant un montant égal à trois (3) mois de salaire,

Vous reconnaissez que les montants des indemnités prévus ci-devant constituent une indemnité de départ juste et suffisante.

Veuillez agréer l’expression de nos sentiments les meilleurs.

Millenia Hope Pharmaceuticals Inc.
Par : Leonard Stella, CEO

Je comprends et j’accepte les conditions d’emploi ci-haut mentionnées.

ROBERT WILLIAMS	Le 8 février 2006

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Montréal, le 8 février 2006

M. DANY AUBRY
6, rue de la Plage des Iles
Laval, Québec

Cher Monsieur Aubry,

Je suis heureux de confirmer votre engagement à compter du 13 février 2006 à titre d’employé à temps plein auprès de Millenia Hope Pharmaceuticals Inc. Jusqu’à nouvel ordre, M. Leonard Stella sera votre supérieur immédiat.

Vous serez rémunéré sur une base annuelle de 95,000,00$. Votre traitement sera payable aux deux semaines. Toute autre condition de travail, de même que les avantages sociaux auxquels vous aurez droit seront ceux en vigueur, de temps à autre, chez Millenia Hope Pharmaceuticals Inc. Vous aurez droit à 3 semaines de vacances annuelles à compter du mois de juillet 2006. À partir de juillet de l’année 2007, vous aurez droit à 4 semaines de vacances annuelles auprès de votre employeur, Millenia Hope Pharmaceuticals Inc.

Tel que convenue verbalement et lors de notre rencontre en date du 24 janvier 2006 et pour les premier six (6) mois de votre emploi auprès de Millenia Hope Pharmaceuticals Inc. vous recevrez soixante-dix pourcent (70%) de votre salaire de base. Dès l’achevement du sixième mois de travail, vous recevrez en somme globale vingt pourvent (20%) de votre salaire de base et le réliquat du dix pourcent (10%) vous sera payée en forme d’actions, soit provenant de Millenia Hope Pharmaceuticals Inc. ou de Millenia Hope Inc. Les actions tel que convenu auront comme prix de base la mi-chemin de la période de 6 mois, soit 3 mois dès le début de votre emploi. Après la période de 6 mois, votre salaire annuel sera de 100,000.00$.

Vous déclarez être en bonne santé et ne pas avoir omis de divulguer des renseignements sur votre état de santé qui auraient permis à Millenia Hope Inc. de constater que vous n’auriez pas la capacité de remplir vos fonctions. Vous acceptez de remplir tout questionnaire médical et de vous soumettre à toute évaluation médicale qui pourraient être demandés par Millenia Hope Pharmaceuticals Inc., à ses frais. La présents offre d’emploi est sujet à ce que les résultats dévoilés par ce questionnaire ou par cette évaluation soient à la satisfaction de Millenia Hope Pharmaceuticals Inc.

Vous vous abstiendrez de fumer dans les locaux de la compagnie.

La présente lettre d’engagement entrera en vigueur uniquement lorsque vous aurez signé, en faveur de Millenia Hope Pharmaceuticals Inc., un engagement de cession de droits de propriété intellectuelle et de confidentialité satisfaisant la compagnie.

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Millenia Hope Pharmaceuticals Inc. pourra résilier cette Entente en tout temps, pour un motif sérieux, sur simple avis qui vous serait alors transmis sans préavis de départ ni indemnité quelconque. Aux fins de la présente Entente, l’expression « motif sérieux » signifie, outre le sens attribué ou qui pourra être attribué de temps à autre à cette expression par la jurisprudence et non-limitativement à ce qui suit:

a) inconduite volontaire, fraude, détournement ou vol à l’égard de Millenia Hope Pharmaceuticals Inc. ou d’un tiers;

b) commission d’un acte criminel à l’encontre de Millenia Hope Pharmceuticals Inc. ou d’un tiers;

c) tout geste, acte ou omission de votre part qui constitue une négligence grossière ou une insouciance téméraire à l’égard des intérêts de Millenia Hope Pharmaceuticals Inc.; ou

d) tout autre manquement, refus ou défaut important de votre part que vous ne corrigerai pas dans un délai de quinze (15) jours suivant la réception d’un avis à cet effet.

e) insolvabilité ou manque de fonds pour les opérations de Millenia Hope Pharmaceuticals Inc.;

Pour toute raison autre que ces dernières, Millenia Hope Pharmaceuticals Inc. pourra résilier cette Entente en tout temps avec ou sans préavis de départ. Toutefois, Millenia Hope Pharmaceuticals Inc. sera alors tenu de vous verser une indemnité de départ représentant un montant égal à trois (3) mois de salaire,

Vous reconnaissez que les montants des indemnités prévus ci-devant constituent une indemnité de départ juste et suffisante.

Veuillez agréer l’expression de nos sentiments les meilleurs.

Millenia Hope Pharmaceuticals Inc.
Par : Leonard Stella, CEO

Je comprends et j’accepte les conditions d’emploi ci-haut mentionnées.

DANY AUBRY     le 8 février 2006

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